EXHIBIT 10.C

                                COMMERCIAL LEASE

This lease dated:             February 7, 2002

Between: IBIS GROUP hereinafter referred to as the Landlord.

and:                          MULTI SOFT, INC., incorporated in the State of
                              New Jersey  and  hereinafter
                              referred to as the Tenant.
                              4262 US Highway 1
                              Monmouth Junction, NJ  08852

WITNESSETH: That the Landlord hereby demises and leases unto the Tenant, and the Tenant hereby hires and takes from the Landlord for the term and upon the rentals hereinafter specified, the premises described as follows,

situated in the:              Township of Hamilton
county of:                    Mercer
and state of:                 New Jersey
Demised Premises:             IBIS Plaza, 3535 Quakerbridge Road, Suite 103

The term certain of this
demise shall be for:          Two (2) years
beginning:                    February 15, 2002
and ending:                   February 14, 2004

Security:                     $6,000.00

The Base Rental for the
demised term shall be payable
monthly in advance on the
first day of each calendar
month for the term hereof,
in installments without
demand as follows:            Monthly  $2,000.00  for first year of the term and
                              monthly $2,125 for the second year of the term

First monthly payment due:    Upon execution of lease

All correspondence and rent
payments shall be sent to
the Landlord as follows:      IBIS Group
                              c/o George Geiger & Associates
                              163 Nassau Street
                              Princeton, NJ  08542

Parking Spaces:               Five (5)

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               THE ABOVE LETTING IS UPON THE FOLLOWING CONDITIONS:

ARTICLE I:     QUIET ENJOYMENT

Landlord covenants that Tenant, on paying the rent and additional rents, and performing the covenants and conditions in this Lease contained, shall and may peaceably and quietly have, hold and enjoy the demised premises for the term aforesaid.

ARTICLE II:    USE OF DEMISED PREMISES

Tenant covenants and agrees to use the demised premises for office use only.

ARTICLE III:   SERVICE CHARGES

The time for the payment of the rent and additional rent is extremely important and will be strictly enforced (timely payment of rent is of the essence of this agreement). In the event rent is not received by Landlord by the fifth (5th) day of any month, the tenant shall pay a service charge of five percent (5%) of the monthly payment for the first five (5) days which elapse between the day said rent is due and two percent (2%) for each additional five (5) days which elapse until rent is actually received by Landlord.

In the event any rent check is returned unpaid for insufficient funds or for any other reason, Tenant will pay a bad check charge of one hundred dollars ($100.00); thereafter, Landlord shall have the right to require all subsequent rent payments to be made by certified funds.

ARTICLE IV:    ADDITIONAL RENT

Tenant shall be solely responsible for the payment of Tenant's janitorial services. Landlord shall be responsible for base operating expense, utilities and major repairs (i.e., compressor breaks) providing such repairs are not due to the negligence of the Tenant. Tenant shall also be responsible for replacement of light bulbs and broken windows in the demised premises. Tenant will, at all times keep sufficient heat in the demised premises, to prevent the pipes from freezing. Landlord is responsible for providing working lights with recent light bulbs.

In the event that Landlord subsequently consents to a sublease or assignment, twenty-five percent (25%) of any gross profit on subleasing of space or assignment of this lease or any portion of the demised premises, if allowed by Landlord will go to Tenant. "Gross Profit" is hereby defined as the difference between the Base Rental due to Landlord and the rental due to Tenant herein by its subtenant or assignee (based upon square footage).

Any deficiency in security deposit, service charges, bad check charges and any expenses that Landlord pays on behalf of Tenant are the responsibility of Tenant.

ARTICLE V:     WINDOW TREATMENT

Not applicable.

ARTICLE VI:    DELAY IN DELIVERY OF POSSESSION

If Landlord cannot deliver possession to Tenant on the date that this lease is to commence, Landlord shall not be liable to Tenant for such failure.

ARTICLE VII:   LAWFUL USES

No nuisance will be permitted on or about the demised premises; nothing shall be done upon or about the demised premises which shall be unlawful, improper, noisy or offensive, or contrary to any law, ordinance, regulation or requirement of any public authority or insurance inspection or rating bureau or similar organization having jurisdiction, or which may be injurious to or adversely affect the quality or tone of the demised premises. Tenant will procure all licenses and permits which may be required for any use made of the demised premises, or before making any alterations, additions or improvements (provided Tenant has first secured the written approval of Landlord) which require municipal approval, and any required minor site plan modifications, variances and the like, all at Tenant's sole cost and expense. Landlord will not unreasonably withhold its consent to such applications.

ARTICLE VIII:  CONDITION OF DEMISED PREMISES

Landlord makes no representation as to the condition of the demised premises; Tenant has had the opportunity to examine the demised premises in order to satisfy itself as to the condition thereof and the fitness of the demised premises for Tenant's use.

ARTICLE IX:    REPAIRS

Landlord agrees that it will, during the term of this lease or any extension hereof, make all repairs to the demised premises which may be necessary to maintain the same in good repair and condition or which may be required by any present or future laws, ordinances, regulations or requirements of any public authorities having jurisdiction, and will yield up the demised premises in broom clean and good repair and condition. Tenant will not be liable for normal wear and tear. Landlord will be responsible for HVAC units, roof, structural and exterior repairs except for broken windows and damage caused by Tenant's negligence which is the responsibility of Tenant.

ARTICLE X:     LIENS

In the event that any mechanic's lien is filed against the demised premises as a result of any work performed at the demised premises by Tenant, Tenant shall cause the same to be removed of record within fifteen (15) days. Landlord at its option after thirty (30) days notice to Tenant may terminate this lease and may pay the said lien, without inquiring into the validity thereof, and Tenant shall forthwith reimburse Landlord the total expense incurred by Landlord in discharging the said lien, as additional rent hereunder.

ARTICLE XI:    NON-LIABILITY OF LANDLORD

Landlord shall not be responsible for the loss of or damage to property, or injury to persons, occurring in or about the demised premises, by reason of any existing or future condition, defect, matter or thing in said demised premises or the property of which the demised premises are a part, or for the act, omissions or negligence of other persons or tenants in and about the said property. Tenant agrees to indemnify and save Landlord harmless from all claims and liability for losses or damage to property, or injuries to persons occurring in or about the demised premises.

ARTICLE XII:   INSPECTION

Landlord, or its agents, shall have the right to enter the demised premises at reasonable hours in the day or night to examine the same with advance notice or to exhibit the same to prospective or tenants and put upon the demised premises a suitable "For Lease" sign. During the demised term, Landlord, or its agents, may similarly exhibit the demised premises to prospective tenants.

ARTICLE XIII:  HOLD HARMLESS AND INSURANCE

A. Tenant agrees to save Landlord harmless from, and indemnify Landlord against, to the extent permitted by law, any and all injury, loss or damage and any and all claims for injury, loss or damage of whatever nature (i) caused by or resulting from any act, omission or negligence of the Tenant or anyone claiming under the Tenant (including but without limitation, subtenants and concessionaires of Tenant and employees and contractors of the Tenant or its subtenants or concessionaires), no matter where occurring, or (ii) occurring upon or about the demised premises, no matter how caused. This indemnity and hold harmless agreement shall include indemnity against all costs, expenses and liabilities incurred in connection with any such injury, loss or damage or any such claim, or any proceeding brought thereon or the defense thereof, including attorney's fees. If Tenant or anyone claiming under Tenant, or the whole or any part of the property of Tenant or any claiming under Tenant shall be injured, lost or suffer damages by theft, fire, water, steam or in any other way or manner, whether similar or dissimilar to the foregoing, no part of said injury, loss or damage is to be borne by Landlord or its agents unless the same shall be caused by or result from the fault or negligence of Landlord or its agents. Tenant agrees that Landlord shall not be liable to Tenant or anyone claiming under Tenant, for any injury, loss or damage that may be caused by or result from the fault or negligence of any persons or entities occupying adjoining premises or any other part of the building.

B. Tenant will at Tenant's sole cost and expense maintain general comprehensive public liability insurance with respect to the demised premises and it appurtenances, both naming the Landlord and any mortgagee requested by the Landlord to be included as an additional insured. Tenant will provide Landlord with a Certificate of Insurance. Liability insurance shall be in amounts not less than one million dollars ($1,000,000.00) with respect to injuries to any one person and not less than one million dollars ($1,000,000.00) with respect to injuries suffered in any one accident, and not less than fifty thousand dollars ($50,000.00) with respect to property. Tenant agrees to replace at Tenant's expense any and all glass which may become broken in and on the demised premises. Plate glass and mirrors, if any, shall be insured by Tenant at their full insurable value in a company satisfactory to Landlord. Said policy shall be the full premium type, and shall be deposited with the Landlord or its agent. Tenant shall deliver to Landlord copies of the said policies and proof of payment of premiums (if requested).

ARTICLE XIV:   NON-RECORDING

This lease shall not be recorded with the County Clerk's office, and any attempt to do so shall give Landlord the option to terminate the same.

ARTICLE XV:    NON-COMPETITION

If Landlord subsequent to the execution of this Lease permits subleasing or assignment, then Tenant shall not sublease nor assign any portion of the demised premises to any person or entity which competes with another tenant's business without the written consent of Landlord.

ARTICLE XVI:   LANDLORD TO RECEIVE COPIES OF LEASES, ETC.

If Landlord subsequent to the execution of this Lease permits subleasing or assignment, then Tenant shall supply to Landlord a true copy of every lease, sublease, or assignment relating to the demised premises within five (5) days of executing the same.

ARTICLE XVII:  COMMISSIONS TO BROKER

The Broker representing Tenant and Landlord is Fennelly Associates, Inc. and no commission is due to any other broker. Landlord is responsible for the commission.

ARTICLE XVIII: CONDEMNATION

A. If after the execution of this lease and prior to the expiration of the term of this lease, the whole of the demised premises shall be taken under the power of eminent domain, then the term of the lease shall cease as of the time when Landlord shall be divested of its title in the demised premises, and base rental, additional rent, and all other charges shall be apportioned as of the time of termination.

B. If only a part of the demised premises shall be taken under the power of eminent domain, and if as a result thereof, the + area of the demised premises shall be reduced by more than twenty-five percent (25%), either party may at its election, terminate the term of this lease by giving the other written notice of the exercise of its election within twenty (20) days after it shall receive notice of such taking, and the termination shall be effective as of the time that possession of the part so taken shall be required for public use, and base rent, additional rent and all other charges shall be apportioned as of the time of termination. If only a part of the demised premises shall be taken under the power of eminent domain and if the term of this lease shall not be terminated as aforesaid, then Landlord shall, within a reasonable time after possession is required for public use, repair and rebuild what may remain of the demised premises so as to put the same into condition for use and occupancy by Tenant, and a just apportionment of the base rental, and additional rent, according to the nature and extent of the injury to the demised premises shall be calculated.

C. Landlord reserves to itself, and tenant hereby assigns to Landlord, all rights to damages and other compensation and awards accruing on account of any taking under the power of eminent domain or by reason of any act public and quasi-public authority for which damages are payable. Tenant agrees to execute such instruments of assignment as may be reasonably required by Landlord in any proceeding for the recovery of such damages if requested by Landlord, and to turn over to Landlord any damages that may be recovered in such proceedings. It is agreed and understood, however, that Landlord does not reserve to itself and Tenant does not assign to Landlord, any damages payable for movable trade fixtures installed by Tenant at its own cost and expense.

ARTICLE XIX:   RIGHT OF RE-ENTRY

A.   1.   If Tenant  shall  default in the payment of rent for fifteen (15) days after the rent is due, or

     2. If Tenant shall default in the performance or observance of any other agreement or condition on its part to be performed or observed and said default continues for fifteen (15) days after written notice of default from Landlord, or

     3. If the leasehold hereby created shall be levied upon, executed upon, taken by attachment, or other process of law, or

     4. If Tenant or the guarantor of this agreement shall make an assignment for the benefit of creditors, or

     5.   If Tenant or the Guarantor shall be declared bankrupt or insolvent, or

     6. If any bankruptcy or insolvency proceeding shall be commenced by or against the Tenant or guarantor, and shall not be vacated within thirty (30) days, or

     7. If a receiver, trustee, or assignee for the benefit of creditors shall be appointed for the whole or any substantial part of the Tenant's or guarantor's property, or

     8. If Tenant shall fail to move in and take possession of the demised premises within thirty (30) days of the commencement of this lease term, or

     9. If the demised premises shall become vacant or deserted for more than fifteen (15) days, then and in any one or more of such events, Landlord may cancel this lease by written notice to the Tenant and the term will terminate on a date to be specified therein, which shall not be less than ten (10) days after the giving of the notice, and upon the date so specified, this lease and the term shall terminate and come to an end as fully and completely as if such date were the day herein definitely fixed for the end and expiration of this lease and the term, and Tenant shall then quit and surrender the demised premises to Landlord, and Landlord shall have the right to re-enter and take possession, but Tenant and guarantor shall remain liable for all rent and additional rent to the maximum extent permitted by law. Tenant agrees that in the event that Landlord exercises such right of re-entry, then, in addition to any other rights, Landlord may receive the rents due from any sub-tenants and assignees.

ARTICLE XX:    DESTRUCTION OF PREMISES

In the event of the destruction of the demised premises or the building containing the said premises by fire, explosion, the elements or otherwise during the term hereby created, or any option period, or such partial destruction thereof as to render the demised premises wholly untenantable or unfit for occupancy, or should the demised premises be so badly injured that the same cannot be repaired within thirty (30) days from the happening of such injury, then and in such case the term hereby created shall, at the option of Landlord, cease and become null and void from the date of such damage or destruction, and Tenant shall immediately surrender said demised premises and all Tenant's interest therein to Landlord, and shall pay rent only to the time of such destruction, in which event Landlord may re-enter and repossess the demised premises thus discharged from this lease and may remove all parties therefrom. Should the demised premises be rendered untenantable and unfit for occupancy, but yet be repairable within thirty (30) days from the happening of said injury, the Landlord may enter and repair the same with reasonable speed, and the rent shall not accrue after said injury or while repairs are being made, but shall recommence immediately after said repairs shall be completed. But if the demised premises shall be so slightly injured as not to be rendered untenantable and unfit for occupancy, then Landlord agrees to repair the same with reasonable promptness and in that case, the rent accrued and accruing shall not cease or determine. Tenant shall immediately notify the Landlord in case of fire or other damage to the demised premises.

ARTICLE XXI:   SUBORDINATION

This lease is subject and is hereby subordinated to all present and future mortgages, deeds of trust and other encumbrances affecting the demised premises or the property of which said demised premises are a part. Tenant agrees to execute, at no expense to Landlord, any instrument which may be deemed necessary or desirable by Landlord to further effect the subordination of this lease to any such mortgage, deed of trust or encumbrance.

ARTICLE XXII:  SECURITY

Tenant shall at all times maintain on deposit with Landlord a sum of six thousand and 00/100 dollars ($6,000.00), as Security for the full and faithful performance by Tenant of all the terms, covenants and conditions of this lease upon Tenant's part to be performed, which said sum shall be returned within thirty (30) days to Tenant after the time fixed as the expiration of the term herein, provided Tenant has fully and faithfully carried out all of said terms, covenants and conditions on Tenant's part to be performed. In the event of a bona fide sale, subject to this lease, Landlord shall have the right to transfer the Security to the vendee for the benefit of Tenant and Landlord shall be considered released by Tenant from all liability for the return of such Security; and Tenant agrees to look to the new landlord solely for the return of the said Security, and it is agreed that this shall apply to every transfer or assignment made of the Security to a new landlord. The Security deposited under this lease shall not be mortgaged, assigned or encumbered by Tenant without the written consent of Landlord. Security shall be due and payable upon execution of this lease by Tenant.

ARTICLE XXIII: EFFECTIVENESS OF LEASE

No rights are to be conferred upon Tenant until this lease has been signed by Landlord, and an executed copy of the lease has been delivered to Tenant.

ARTICLE XXIV:  NON-WAIVER OF RIGHTS

The failure of either party to this lease to insist upon strict performance of any portion of this lease shall not be deemed to be a waiver of any rights or remedies either party may have.

ARTICLE XXV:   SUITS AND ATTORNEY FEES

Tenant shall pay all cost of proceedings by Landlord for the recovery of rents or additional rents or for the recovery of possession of the demised premises or for the enforcement of any of the terms and conditions of this lease, including reasonable attorney fees. Reasonable attorney fees are hereby agreed to be five hundred dollars ($500.00) per court appearance for any tenancy dispossess action; thirty-three and one-third percent (33 1/3%) of amount due for any breach of contract action.

ARTICLE XXVI:  CAPTIONS

The captions are inserted only for reference. They in no way define, or limit the scope nor the intent of any provisions of this lease.

ARTICLE XXVII: ILLEGAL PROVISION

Should any provision of this lease be found to be void or contrary to public policy, then such provision shall be deemed deleted from the lease. Such deletion shall not affect the validity of the remaining provisions of this lease which shall remain in full force and effect.

ARTICLE XXVIII: REMEDIES

In case of any default, re-entry, termination, expiration and/or dispossess by summary proceeding or otherwise (1) rent shall be due and paid up to the time of such re-entry, dispossess, or termination; (2) Landlord may, but shall not be obligated to relet the demised premises or any part thereof, either in Landlord's name or Tenant's name, for such term which may be less than the balance of the term of the lease then in effect, may grant concessions; and (3) Tenant shall remain liable at the option of Landlord for each month of the period which would otherwise have constituted the balance of the term. The foregoing rights and remedies are not intended to be exclusive but as additional to all rights and remedies Landlord would otherwise have by law.

ARTICLE XXIV:  CONSTRUCTION

Although this lease is prepared by the attorney for Landlord, it has been reviewed and approved by the attorney for Tenant. In the event any provision is found to be ambiguous, said ambiguity shall not be construed against Landlord or Tenant.

ARTICLE XXX:   WRITTEN LEASE

This lease consisting of eight (8) pages, may not be changed orally. The parties have made no other promises except those contained in this lease.

ARTICLE XXXI:  ADDITIONAL PROMISES OR REPRESENTATIONS OF LANDLORD

Landlord makes no additional promises or representations.

ARTICLE XXXII:  INCREASE OVER THE BASE YEAR

Not applicable.

ARTICLE XXXIII: UTILITIES

Landlord will furnish heating, ventilating and air conditioning to the demised premises. Tenant will have its own controls in the demised premises and will maintain the temperatures within the demised premises at normal working condition temperatures during business hours. Tenant will adjust the temperature settings to reduce utility consumption when the demised premises are to be unoccupied for any length of time.

ARTICLE XXXIV: OPTION TO RENEW

Provided Tenant is not in default under any conditions of this Lease, Tenant shall be provided one (1) one (1) year renewal option at a rental rate of $18.00/S.F. including utilities ($2,250.00 monthly) for the demised premises. Tenant must provide Landlord with written notice of its intent to renew no later than ninety (90) days prior to the expiration of the original term. No additional Security will be required.

ARTICLE XXXV:  ORIGINAL CONDITION

Upon vacating space, Tenant will restore the demised premises to its original state, including removing Tenant's fixtures considering normal wear and tear. If Tenant does not remove same, then Landlord will have the right to do so and charge Tenant.

IN WITNESS WHEREOF, the said Parties have hereunto set their hands and seals the day and year first above written.

                                        /s/ Christopher Jerjian
                                        --------------------------------
                                        Mr. Christopher Jerjian
                                        Manager/Owner
                                        IBIS GROUP



                                        /s/ Charles Lombardo
                                        --------------------------------
                                        Mr. Charles Lombardo
                                        Chief Executive Officer
                                        MULTI SOFT, INC.